                                                                  Exhibit 10.7

                                                                     LOT B


                                   LEASE AGREEMENT


     THIS LEASE AGREEMENT (the "Lease"), is made as of March 12, 1997 between BLUE BELL INVESTMENT COMPANY, L.P., a Delaware limited partnership, whose address is c/o Clay W. Hamlin, III, The Shidler Group/Philadelphia, One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103 (the "Landlord"), and UNISYS CORPORATION, a Delaware corporation, whose address is P.O. Box 500, Township Line and Union Meeting Roads, Blue Bell, Pennsylvania 19424 (the "Tenant").

                                 W I T N E S S E T H:

     Landlord and Tenant entered into a Lease as of June 30, 1992 (the "First Lease") for Tenant's leasing of certain real estate of which the Leased Premises (defined below) are a part. Pursuant to Paragraph 17.6 of the First Lease, Landlord and Tenant are dividing the First Lease into Separate Leases (as defined in the First Lease) to replace the First Lease. This Lease is one of the Separate Leases.

      In consideration of the mutual covenants and agreements contained herein, the parties, intending to be legally bound hereby, agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

     1.1. Defined Terms. For purposes of this Lease, the following terms shall have the following meanings:

     "Additional Rent" shall have the meaning set forth in paragraph 3.2.

     "Appraiser" shall have the meaning set forth in Subparagraph 12.2(d).

     "Award" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

     "Bankruptcy Code" shall have the meaning set forth in Subparagraph 13.7(g).

     "Base Annual Rent" shall have the meaning set forth in Paragraph 3.1.

     "Building" shall mean the building constituting a portion of the Leased Premises, which building, as of the Commencement Date consists of approximately, 208,854 rentable square feet.

                                                                     LOT B

     "Commencement Date" shall mean the date of this Lease.

     "Condemnation" shall mean (i) any taking by the exercise of the power of eminent domain, whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

     "Condemnor" shall have the meaning set forth in Paragraph 12.2.

     "Date of Taking" shall mean the date the condemnor has the right to possession of the property being condemned.

     "Environmental Indemnity" shall mean the Environmental Indemnity Agreement of even date herewith between Landlord and Tenant and relating to the real property constituting the Leased Premises.

     "Extension Periods" means the First Extension Period and the Second Extension Period.

     "First Extension Period" shall have the meaning set forth in Subparagraph 2.2(b).

     "Fair Market Rent" shall mean the fair market rental value determined as if the Leased Premises were available in the then rental market at the time such determination is to be made for comparable buildings in comparable metropolitan Philadelphia locations and assuming that Landlord has had a reasonable time to locate a willing tenant who rents with the knowledge of the uses to which the Leased Premises can be adapted without major structural, building systems or interior renovation, and that neither Landlord nor the prospective tenant is under any compulsion to rent.

     "Fair Market Value" shall mean the aggregate amount which would be obtainable in an arm's length transaction at the time such determination is to be made for the purchase of a fee simple title of the Leased Premises (assuming, for valuation purposes only, that the same are free and clear of all mortgage or similar liens) between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell.

     "HVAC" shall have the meaning set forth in Subparagraph 6.1(a).

     "Improvements" means the Landlord's Improvements and the Leasehold Improvements.

     "Initial Lease Term" shall have the meaning set forth in Subparagraph
2.2(a).

                                                                     LOT B

     "Landlord's Improvements" shall mean all improvements, fixtures, equipment and other property on the Leased Premises on the Commencement Date (except for Trade Fixtures and Vendor Supplied Equipment) and all improvements, fixtures and equipment constructed on the Leased Premises at Landlord's expense during the Lease Term.

     "Laws" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order or other requirement of any municipal, county, state, local, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Leased Premises, or both, in effect either at the Commencement Date or any time during the Lease Term, including, without limitation, any regulation, order or policy of any quasi-official entity or body (e.g. board of fire examiners, public utilities or special district).

     "Lease Term" shall mean the Initial Lease Term and, to the extent that Tenant exercises its options to extend beyond the Initial Lease Term, shall also include the First Extension Period and the Second Extension Period.

     "Leased Premises" shall mean the real property described in Exhibit A hereto, including all Improvements thereon.

     "Leasehold Improvements" shall mean all improvements, additions, alterations and fixtures installed on the Leased Premises at Tenant's expense after the Commencement Date at any time which are permanently attached or affixed to the Leased Premises.

     "Lender" shall mean any beneficiary, mortgagee, secured party or other holder of any deed of trust, mortgage or other written security device or agreement affecting Landlord's interest in the Leased Premises and any note and other obligations secured thereby and shall also mean any lender making a loan or otherwise extending credit in connection with the purchase of the Leased Premises from Tenant.

     "Less Than Substantially All" shall mean a portion of the Leased Premises that is not all or Substantially All of the Leased Premises.

     "Minor Work" shall have the meaning set forth in Subparagraph 5.1(a).

     "Nondisturbance and Subordination Agreement" shall have the meaning set forth in Subparagraph 17.3(b).

     "Operating Expenses" shall include all expenses of any nature relating to the operation, maintenance, repair or upkeep of the Leased Premises, all of which shall be borne by Tenant, including, without limitation, those expenses referred to in Paragraphs 6.1, 6.2, 7.1 and 7.2.

                                                                     LOT B

     "Paragraph 12.2 Value" shall have the meaning set forth in Paragraph 12.2 hereof.

     "Present Value" shall mean with respect to any amount due at a future time or times referred to in this Lease, the discounted value of such amount computed by discounting such amount by Thirty-day LIBOR as of the date of such determination.

     "Prime" shall mean the interest rate quoted by Citibank, N.A., New York, New York, or its successors, as the publicly announced applicable lending rate for its most creditworthy commercial customers.

     "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, agreements, other documents, reciprocal easement agreements and any unrecorded documents known to Tenant, in effect on the Commencement Date, or thereafter entered into or consented to by Tenant, or otherwise expressly permitted by this Lease, affecting the Leased Premises from time to time.

     "Real Property Taxes" shall have the meaning set forth in Paragraph 8.1 hereof.

     "Rent" shall mean Base Annual Rent and Additional Rent.

     "Second Extension Period" shall have the meaning set forth in Subparagraph 2.2(b) hereof.

     "Subdivision Plan" shall mean that certain Subdivision Plan prepared by Chambers Associates, Inc., Consulting Engineers and Surveyors, Center Square, Pennsylvania, dated September 1, 1990, last revised February 25, 1991, and recorded March 8, 1991 in Plan Book A-52 page 357.

     "Substantially All" shall mean a portion of the Leased Premises (that is, less than all of the Leased Premises) which leaves remaining a balance that may not be economically operated for the purpose for which the Leased Premises was operated prior to the Condemnation in question, in Landlord's and Tenant's reasonable judgment.

     "Thirty-day LIBOR" shall mean the London Interbank Offered Rate for thirty
(30) days, fixed at 11 a.m. (London time), as quoted to Landlord by Citibank, N.A., New York, New York, or its successors.

     "Trade Fixtures" shall mean all movable equipment, furniture, furnishings and other personal property belonging to Tenant on the Leased Premises or installed in the Leased Premises by Tenant at Tenant's expense which are not permanently attached to the Leased Premises; provided, however, that all of Tenant's signs and Tenant's equipment not necessary for the operation of the Leased Premises without regard to the particular business

                                                                     LOT B

conducted thereon (i.e. systems and facilities not integral to the buildings and other improvements) shall be Trade Fixtures whether or not permanently attached or affixed to the Leased Premises.

     "Trust Agreement" means the Trust Agreement of even date with this Lease among Landlord, Tenant and the United States Trust Company of New York, as trustee, as such Trust Agreement may be amended and shall include any specific successor Trust Agreement relating solely to this Lease and entered into pursuant to Paragraph IX.B of the Trust Agreement.

     "Vendor Supplied Equipment" shall mean property on the Leased Premises belonging to a third party, other than Landlord or Tenant.


                                     ARTICLE II

                               DEMISE AND ACCEPTANCE

     2.1. Demise of Premises. Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises for the Lease Term, upon and subject to the terms and conditions of this Lease. During the Lease Term, Tenant shall have the nonexclusive right to use for vehicular access purposes the access roads through Lot A, Lot B and Lot C shown on the Subdivision Plan in common with the owners and tenants, and their respective invitees of such Lot A, Lot B and Lot C.

     2.2. Term.

          (a) This Lease shall be for a period commencing on the Commencement Date and ending at midnight on June 30, 2009 (the "Initial Lease Term").

          (b) Provided that there exists no default by Tenant under this Lease at the time of exercise, and at the commencement of the applicable Extension Period, Tenant shall have the option to extend the Initial Lease Term for two
(2) periods, the first for sixty (60) months (referred to herein as the "First Extension Period") and the second for fifty nine months (59) (the "Second Extension Period"). Tenant may exercise its option only by written notice to Landlord given (i) with respect to the First Extension Period, not later than five hundred and forty seven (547) days prior to the expiration of the Initial Lease Term, and (ii) with respect to the Second Extension Period, not less than five hundred and forty seven (547) days prior to the expiration of the First Extension Period. If Tenant elects to exercise its first option to extend, the First Extension Period shall commence on the first (1st) day

                                                                     LOT B

following the expiration of the Initial Lease Term. If Tenant elects to exercise its second option to extend, the Second Extension Period shall commence on the first (1st) day following the expiration of the First Extension Period. Tenant shall not have the option to extend the Lease Term for the Second Extension Period unless Tenant have first exercised Tenant's option to extend the Lease Term for the First Extension Period. Such extensions of the Lease Term shall be upon the same terms and conditions as set forth in this Lease, except that Tenant shall not have any further rights to extend the Lease Term beyond the Second Extension Period and the Base Annual Rent under this Lease shall be increased and determined as set forth on Exhibit C.

     (c) Acceptance of Premises. Tenant confirms that Tenant accepted possession of the Leased Premises in the condition existing as of the Commencement Date. Landlord makes no warranty, express or implied, as to the condition of the Leased Premises or the suitability of the Leased Premises for Tenant's use or for any other purpose. Tenant acknowledges that it has had possession of the Leased Premises prior to the date of this Lease and is fully aware of and thoroughly familiar with the condition (including, without limitation, environmental conditions) of the Leased Premises.


                                    ARTICLE III

                                        RENT

     3.1. Base Annual Rent. Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord as annual rent (the "Base Annual Rent") the amounts determined in accordance with, and during the periods indicated on Exhibit C hereto. The Base Annual Rent for each period indicated on Exhibit C shall be paid in equal quarterly installments in advance on the first day of each quarterly period. A quarterly period shall mean a period of three (3) calendar months, and the quarterly periods shall commence on April 1, 1997. Tenant has paid Base Annual Rent through March 31, 1997.

     3.2. Additional Rent. Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay, as additional rent, all other amounts due and payable by Tenant under this Lease (collectively, the "Additional Rent").

     3.3. Payment of Rent. All Rent required to be paid in quarterly installments shall be paid in advance on the first day of each quarterly period during the Lease Term. All Rent (including Base Annual Rent and Additional
Rent) shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever, except to the extent otherwise specifically provided in Paragraph 8.5 (relating to tax contests), Paragraph 10.1 (with respect to Landlord's negligence or willful misconduct), Paragraph 11.1 (relating to failure to make insurance proceeds available to Tenant), and Paragraph 12.2 (relating to partial condemnation), and Paragraph 17.10 (relating to indemnity for brokerage fees), and

                                                                     LOT B

without any prior demand therefor, to Landlord at the address for Landlord first above written or such other address or by wired funds (at Tenant's election) to Landlord's account, as Landlord may designate by written notice to Tenant from time to time (including, without limitation to a Lender, or Lenders) or as otherwise specified by the provisions of this Lease. Tenant's obligation to pay Base Annual Rent shall be prorated to account for a partial quarterly period at the commencement and the expiration or sooner termination of the Lease Term and the prorated amount for the partial period at the commencement of the Lease Term shall be due and payable on the Commencement Date. Tenant's obligation to pay Additional Rent shall be prorated at the expiration or sooner termination of the Lease Term.

     3.4. Net Lease. This Lease is what is commonly called a "Triple Net Lease," it being understood that Landlord shall receive the Rent free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership, operation, maintenance (whether structural or otherwise), repair, occupancy, and use of the Leased Premises (excluding payments of any mortgage or obligations or charges for capital improvements or other matters incurred by Landlord and not required to be made by Tenant under this Lease). Except as may be otherwise specifically provided in this Paragraph, (relating to Landlord's mortgages or other obligations) , Paragraph 8.5 (relating to tax contests), Paragraph 11.1 (relating to failure to make insurance proceeds available to Tenant), Paragraph
10.1 (with respect to Landlord's negligence or willful misconduct), Paragraph
12.2 (relating to partial condemnation), and Paragraph 17.10 (relating to indemnity for brokerage fees), Landlord shall not be responsible for any costs, expenses, or charges of any kind or nature respecting the Leased Premises. Landlord shall not be required to render any services of any kind to Tenant or to the Leased Premises.


                                     ARTICLE IV

                               USE OF LEASED PREMISES

     4.1. Use of Premises; Compliance with Laws. Tenant shall use the Leased Premises only for the purposes permitted by Laws and in accordance with Private Restrictions. Tenant shall not use or permit any person to use the Leased Premises for any use or purpose in violation of any Laws or Private Restrictions, including, without limitation, Laws pertaining to the environmental condition of the Leased Premises. Tenant shall, at its own cost and expense, abide by and promptly observe and comply with all Laws and Private Restrictions applicable to the Leased Premises. Tenant shall not do or permit anything to be done in or on the Leased Premises which might cause damage to the Leased Premises or might place any loads upon any floor, wall or ceiling which might damage or endanger any portion of the Leased Premises.
 Tenant shall not operate any equipment in or on the Leased Premises in a manner which will injure the Leased Premises, which will overload existing electrical systems or mechanical equipment servicing the Leased Premises, or which will

                                                                     LOT B

impair the efficient operation of the sprinkler system (if any) within the Leased Premises. Tenant shall not commit nor permit to be committed any waste upon the Leased Premises, and Tenant shall keep the Leased Premises in a condition free of any nuisances.

     4.2. Insurance Requirements. Tenant shall not use the Leased Premises in any manner or for any purpose (other than the manner in which and the purposes for which the Leased Premises are used on the Commencement Date), or permit any use of the Leased Premises or any act to be committed on the Leased Premises, if any such use or act will cause a cancellation of any insurance policy covering the Leased Premises. Tenant shall not sell, keep or use, or permit to be kept, used, or sold, in or about the Leased Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall, at its sole cost and expense, comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage required under this Lease.

                                     ARTICLE V

                     TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS

     5.1. Leasehold Improvements.

          (a) Except for Minor Work, Tenant shall not construct any Leasehold Improvements or otherwise alter the Leased Premises without Landlord's prior approval, and not until Landlord shall have first approved the plans and specifications therefor, which approvals shall not be unreasonably withheld, conditioned or delayed. If Landlord does not object to proposed Leasehold Improvements within fifteen (15) business days after being presented with plans and specifications therefor in accordance with this Paragraph 5.1, such proposed Leasehold Improvements shall be deemed approved. All such Leasehold Improvements and alterations (including Minor Work) and all demolition shall be performed, constructed and installed by Tenant at Tenant's expense, in substantial compliance with the approved plans and specifications therefor (if such plans and specifications are required hereunder) and in strict accordance with all Laws and Private Restrictions. All such construction and installation and demolition shall be done in a good and workmanlike manner using materials of good quality. Tenant shall not commence construction of any Leasehold Improvements or alterations or commence any demolition until (i) all required governmental approvals and permits shall have been obtained and (ii) all requirements regarding insurance imposed by this Lease shall have been satisfied. The term "Minor Work" as used herein, shall mean any construction of Leasehold Improvements not involving any structural change or substantial change in the character of the Improvements, and involving a cost of less than Two Hundred Thousand Dollars ($200,000); provided that, for purposes of determining such cost, multiple construction or alteration projects shall be aggregated to the extent they are related to each other, whether undertaken simultaneously or sequentially. All Leasehold

                                                                     LOT B

Improvements shall remain the property of Tenant during the Lease Term but shall not be damaged, altered or removed from the Leased Premises. If any Minor Work involves a cost of less than Fifty Thousand Dollars ($50,000), Tenant shall neither be required to obtain Landlord's prior consent therefor nor shall Tenant be required to give any prior notice thereof to Landlord. If any Minor Work involves a cost of in excess of Fifty Thousand Dollars ($50,000), but less than Two Hundred Thousand Dollars ($200,000), Tenant shall not be required to obtain Landlord's prior consent therefor but shall give Landlord ten (10) days prior written notice of its intention to commence such construction or alteration together with any then available plans and specifications. Following completion of construction or alteration of any Leasehold Improvement, Tenant shall furnish to Landlord copies of all plans, specifications or drawings prepared by Tenant in connection with such Leasehold Improvement. At the expiration or sooner termination of the Lease Term, all Leasehold Improvements shall be surrendered to Landlord as a part of the Leased Premises and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord shall require Tenant to remove any Leasehold Improvements (not constructed or installed in accordance with Paragraph 5.1 or Paragraph 6.2), in accordance with the provisions of Paragraph 15.1, then Tenant shall so remove such Leasehold Improvements prior to the expiration or sooner termination of the Lease Term.

          (b) In connection with any proposed Leasehold Improvements or other alterations or additions or work or demolition by Tenant and in addition to other conditions that may be reasonably imposed by Landlord as a condition to Landlord's approval, Tenant shall secure all necessary licenses and permits; use reasonable efforts to secure effective waivers from all persons or firms who will be furnishing labor or materials, waiving the right to file any mechanics lien against the Leased Premises or interest of Landlord or Tenant therein; cause any contractors and subcontractors to carry workmen's compensation insurance in statutory amounts and comprehensive public liability insurance in accordance with current industry practice and use reasonable efforts to obtain and deliver to Landlord certificates of all such insurance.

          (c) All Leasehold Improvements, demolition, repairs, alterations, additions and improvements performed by Tenant shall be done in a good and workmanlike manner in compliance with all Laws, Private Restrictions, and the reasonable requirements of the insurers of the Leased Premises. During the performance of any such work by Tenant, Tenant shall obtain and maintain customary comprehensive general public liability, property damage, builders and all risk, workmen's compensation and other insurance covering Landlord, Tenant and each Lender whose mortgage so requires coverage. Tenant shall promptly pay for such work and shall discharge any and all liens filed against the Leased Premises arising therefrom.

                                                                     LOT B


          (d) Tenant shall not permit any mechanics or other liens or claims thereof to exist upon the Leased Premises or any portion thereof arising out of the acts, omissions to act, or contracts of Tenant, or anyone claiming by, through, or under Tenant or for whom Tenant is responsible. Tenant shall remove or have removed or remove or have removed by bonding over any mechanics', materialman's or other lien or claim thereof filed against the Leased Premises, any other portion thereof, or any other property owned by Landlord, by reason of work, labor, services or materials provided for or at the request of Tenant or for any contractor or subcontractor employed by Tenant, or otherwise arising out of Tenant's use of the Leased Premises and shall exonerate, protect, defend and hold free and harmless Landlord against and from any and all such claims or liens. All persons and other entities are hereby notified that the interest of Landlord in the Leased Premises shall not be subject to liens for Leasehold Improvements made by or for Tenant, and that Tenant has no right, power, or authority to subject the Leased Premises or any part thereof or Landlord's interest therein, to any mechanics', materialman's or other similar liens.

          (e) Tenant, with Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed, may, at Tenant's own risk and expense, lawfully erect or place its standard signs concerning the business of Tenant within the buildings containing the Leased Premises and/or on the exterior walls thereof and/or elsewhere on the Leased Premises, and Tenant agrees to maintain said signs in a good state of repair; to save Landlord harmless from loss, cost or damages as a result of the erection, maintenance, existence or removal of such signs; and to repair any damage which may have been caused by the erection, existence, maintenance or removal of such signs. At the end of the Lease Term, Tenant agrees to remove such signs at its expense. Landlord hereby expressly consents to all Tenant's signs on the Leased Premises on the Commencement Date.

     5.2. Alterations Required by Law. Tenant shall, at its sole cost, make any alteration, addition, replacement, or change of any sort, whether structural or otherwise, to the Leased Premises that is required by any Laws.

     5.3. Landlord's Improvements. All Landlord's Improvements shall become a part of the realty and belong to Landlord.

                                     ARTICLE VI

                          REPAIR, MAINTENANCE AND SECURITY

     6.1. Tenant's Obligation To Maintain.

          (a) Tenant shall, at all times and at Tenant's sole cost and expense, clean, keep, and maintain in good order, condition, and repair the Leased Premises and every part thereof and all fixtures and Improvements therein and thereon, through regular inspections

                                                                     LOT B

and servicing, and make replacements of such equipment, systems and building components as reasonably necessary throughout the Lease Term, including without limitation (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), including repair of leaks around ducts, pipes, vents, or other parts of the heating, ventilation and air conditioning systems ("HVAC") or plumbing system, (ii) all fixtures, interior walls, floors, ceilings, windows, doors, entrances, plate glass, showcases, and skylights, (iii) all electrical facilities and all equipment including all lighting fixtures, lamps, bulbs and tubes, fans, vents, exhaust equipment and systems, (iv) all fire extinguisher equipment, (v) any landscaping (including any necessary replanting) and irrigation systems, (vi) all parking areas (including any necessary painting, striping, patching or resurfacing), (vii) the exterior, floors and roof of all buildings contained within the Leased Premises (including any necessary painting or resurfacing of walls and any patching, resurfacing or replacement of roofs to preserve the same or to repair leaks) and (viii) all structural parts of the Improvements. All glass, both interior and exterior, is the sole responsibility of Tenant, and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind (to the extent permitted by applicable building codes), size and quality. Tenant shall be responsible for the maintenance, repair and replacement when necessary of all HVAC equipment which serves the Leased Premises and shall keep the same in good condition through regular inspection and servicing. Tenant shall promptly remove all snow, ice, and debris from all sidewalks, curbs, parking areas and roadways located upon or adjacent to the Leased Premises. At the expiration or other termination of this Lease, Tenant will deliver the Leased Premises in good condition and repair, normal wear and tear excepted.

          (b) All repairs and replacements required of Tenant hereunder shall be promptly made with materials of good quality. If the work results in a change in the character of the Improvements or affects the structural parts of the Leased Premises or if the estimated cost of any item of repair or replacement is in excess of Two Hundred Thousand Dollars ($200,000.00), Tenant shall first obtain Landlord's written approval, which shall not be unreasonably withheld, conditioned or delayed, provided such repairs and replacements shall otherwise comply with the requirements of Article V.

          (c) Tenant shall not be required to replace the roof on any of the Improvements or resurface any of the parking lots on the Leased Premises within the twelve (12) months prior to the expiration of the Lease Term, provided that Tenant shall have otherwise performed its obligations under this Paragraph 6.1.

     6.2. Intentionally Omitted

     6.3. Security. Tenant shall employ and coordinate the services of reasonably skilled and responsible persons as security guards, janitors and maintenance workers, or such other staff, as may be necessary, in Tenant's reasonable judgment, for the security, protection and maintenance of the Leased Premises. Such individuals shall be under the

                                                                     LOT B

supervision, direction and control of Tenant who shall fix their compensation and have the exclusive right to employ and terminate employment of any and all such individuals or such individuals employer; such individuals shall not be or be deemed to be the employees of Landlord for any purpose whatsoever.


                                     ARTICLE VII

                            WASTE DISPOSAL AND UTILITIES

     7.1. Waste Disposal. Tenant shall store its waste in accordance with all applicable Laws either inside the Building) contained within the Leased Premises or within outside trash enclosures which are designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Leased Premises at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Leased Premises free and clear of all obstructions at all times.

     7.2. Utilities. Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up, and any other utilities, materials or services furnished directly or indirectly to or used by Tenant on or about the Leased Premises during the Lease Term. Landlord, upon reasonable prior notice to Tenant, and on not more than a quarterly basis, may inspect Tenant's records of payment of utilities.

                                    ARTICLE VIII

                                REAL PROPERTY TAXES

     8.1. Real Property Taxes Defined. The term "Real Property Taxes" as used in this Lease shall mean (i) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Leased Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any Improvements located within the Leased Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Leased Premises; or parking areas, public utilities, or energy within the Leased Premises;

                                                                     LOT B

and (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Leased Premises. If at any time during the Lease Term the taxation or assessment of the Leased Premises prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Real Property Taxes described above, there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternative or additional tax or charge (i) on the value, use or occupancy of the Leased Premises or Landlord's interest therein, or (ii) on or measured by the gross receipts, gross income or gross rentals from the Leased Premises, on Landlord's business of leasing the Leased Premises, or computed in any manner with respect to the operation of the Leased Premises, then any such alternate or additional tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Taxes are based upon property or rents unrelated to the Leased Premises, then only that part of such Real Property Taxes that is fairly allocable to the Leased Premises shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or Landlord's federal, state or local income tax capital stock tax or wealth tax.

     8.2. Tenant's Obligation To Pay. Landlord and Tenant agree that all bills for Real Property Taxes shall be sent directly by the appropriate government or quasi government authorities to Tenant. As Additional Rent, Tenant shall pay directly to the appropriate governmental or quasi-governmental authorities all Real Property Taxes no later than ten (10) days before such Real Property Taxes become payable with any interest or penalty for late payment. Tenant shall pay such taxes before the due date therefor and shall be responsible for payment of any interest or penalties with respect thereto. Concurrently with any such payment, Tenant shall supply Landlord with written evidence that all Real Property Taxes then due and payable shall have been paid in accordance with this Article. Tenant shall only be required to pay those Real Property Taxes or installments thereof which are payable with respect to periods during the Lease Term, with appropriate proration at the end of the Lease Term.

     8.3. Taxes on Tenant's Leased Premises. Tenant shall pay by the due date therefor any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed against Tenant or Tenant's interest in this Lease or Trade Fixtures which become payable during the Lease Term.

     8.4. Tax Segregation. The Building is separately assessed and taxed as of the Commencement Date.

     8.5. Tax Contest. In the event that Tenant shall desire in good faith to contest or otherwise review by appropriate legal or administrative proceeding any Real Property Taxes,

                                                                     LOT B

Tenant shall, no later than thirty (30) days after Tenant receives notice of the Real Property Taxes assessment Tenant desires to contest, give Landlord written notice of its intention to do so. Tenant may withhold payment of the Real Property Taxes being contested if, but only if, both (i) nonpayment is permitted during the pendency of such proceedings without the foreclosure of any tax lien or the imposition of any fine or penalty and (ii) Tenant shall obtain and furnish Landlord with a bond or other security device, and otherwise comply with the requirements of the Lenders, sufficient to protect Landlord's interest in the Leased Premises in an amount not less than one hundred percent (100%) of the amount contested. Any such contest shall be prosecuted to completion (whether or not this Lease shall have expired or terminated in the interim) and shall be conducted without delay and solely at Tenant's expense. Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all expense, liability or damage resulting from such contest or other proceeding. At the request of Tenant, Landlord shall join in any contest or other proceedings which Tenant may desire to bring pursuant to this Paragraph 8.5. Tenant shall pay all of Landlord's reasonable expenses (including attorneys' fees) arising out of such joinder. Within thirty (30) days after the final determination of the amount due from Tenant with respect to the Real Property Taxes contested, Tenant shall pay the amount so determined to be due, together with all costs, expenses and interest, whether or not this Lease shall have then expired or terminated. Any recovery or refund of Real Property Taxes in accordance with this Subparagraph 8.5 shall be the property of and shall be paid to Tenant.


                                     ARTICLE IX

                                     INSURANCE

     9.1. Tenant's Insurance. Tenant shall, at its own expense and cost, maintain the following policies of insurance in full force and effect during the Lease Term:

          (a) "All risk" insurance, including but not limited to, loss or damage occasioned by fire, the perils included in the so-called extended coverage endorsement, vandalism and malicious mischief, sprinkler leakage, collapse, explosion, earthquake, flood and water damage and containing Replacement Cost, Lease Amount and Demolition and Increased Cost due to Ordinance endorsements covering the Leased Premises and all replacements and additions thereto, and all fixtures and equipment. The foregoing coverage shall be provided in amounts sufficient to provide one hundred percent (100%) of the full replacement cost of the Leased Premises, and shall be determined from time to time, but not more frequently than once in any twenty-four (24) calendar months, at Tenant's expense, at the request of Landlord, by any appraiser selected by Tenant and approved by Landlord and the insurance carrier, which approval by Landlord shall not be unreasonably withheld, conditioned or delayed.

                                                                     LOT B

          (b) comprehensive general liability insurance applying to the use and occupancy of the Leased Premises, or any part thereof, and the business operated by Tenant on the Leased Premises, with coverages including, but not limited to, premises operations, explosion, collapse, sprinkler leakage, and products and completed operations, blanket contractual, Broad Form property damage, and independent contractors. Such insurance shall include Broad Form Contractual liability insurance coverage insuring all of Tenant's indemnity obligations under this Lease. The general liability coverage shall have a minimum combined single limit of liability of at least One Million Dollars ($1,000,000.00) and a general aggregate limit of One Million Dollars ($1,000,000.00). Tenant shall carry an umbrella policy in the amount of at least twenty-five million dollars ($25,000,000).

          (c) Workers' compensation insurance in accordance with applicable Law and employers' liability insurance.

          (d) Boiler and Machinery Broad Form policy covering explosion insurance in respect of steam and pressure boilers and similar apparatus, if any, located on the Leased Premises in an amount equal to one hundred percent (100%) of the full replacement cost of the Leased Premises.

          (e) Such other insurance with respect to the Leased Premises as Landlord or any Lender, from time to time may reasonably request against such insurable hazards or risks which at the time in question are commonly insured against in the case of property similar to, or whose use is similar to the use of, the Leased Premises.

     9.2. Policies. Tenant shall furnish to Landlord on the Commencement Date and thereafter within forty five (45) days prior to the expiration of each such policy, certificates of insurance issued by the insurance carrier of each policy of insurance required under this Lease showing applicable coverages. Each certificate shall expressly provide that such policies shall not be cancellable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days' prior written notice to the parties named as insureds herein and other certificate holders. At Landlord's request, Tenant shall deliver abstracts of such policies to Landlord and Landlord's designees holding an interest in the Leased Premises. Landlord, Landlord's successors and assigns and any designee of Landlord holding any interest in the Leased Premises, including the holder of any fee, interest or mortgage, shall be additional named insureds under each policy of insurance maintained by Tenant, except for workers' compensation insurance. All insurance policies carried by Tenant pursuant to this Article IX shall be issued by insurance companies with a rating of "Good" or better as rated in Best's Insurance Guide. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord's prior written approval if such deductibles would exceed One Hundred Thousand Dollars ($100,000.00) as to property hazard coverage, One Million Dollars ($1,000,000.00) as to liability coverage, and Ten Million Dollars ($10,000,000.00) as to earthquake. All policies shall be written to apply to

                                                                     LOT B

property damage, personal injury and other covered loss, however occasioned, occurring during the policy term and shall be endorsed to add Landlord and any designee of Landlord having any interest in the Leased Premises as an additional insured (provided that such endorsement shall not include Landlord or its agents, employees or contractors as additional insureds for acts of negligence or willful misconduct by Landlord included within Landlord's liability under Paragraph 10.1 and excluded from Tenant's indemnity pursuant to Paragraph 10.2) and to provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. All such insurance shall provide for severability of interest; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. If Tenant shall fail to procure any insurance required under this Lease or to deliver the certificates or policies required under this Paragraph 9.2, Landlord may, at its option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure such insurance for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent on demand. Claims under all property insurance policies covering Landlord's buildings and Landlord's Improvements shall be adjusted with the insurance company or companies subject to Landlord's approval.

     9.3. Release and Waiver of Subrogation. The parties hereto release each other, and their respective authorized representatives, from any claims for injury to any persons or damage to property that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of such damage, but only to the extent such claims are covered by such insurance. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy.

     9.4. Landlord's Insurance Option. Landlord, at Landlord's option, and upon prior notice to Tenant, may procure, at Tenant's sole cost, the insurance required by this Article IX, or such other insurance as may be deemed necessary or desirable by Landlord, provided that the cost of such insurance to Tenant shall not exceed the cost that would have been imposed upon Tenant for insurance required under this Article IX had Tenant procured such insurance. If Landlord elects to procure such insurance, Tenant shall be relieved of Tenant's obligation to procure such insurance under this Article IX, but Tenant shall remain obligated to pay the cost of such insurance in accordance with the requirements of this Article IX. Landlord shall provide copies of such insurance to Tenant. At any time upon at least thirty (30) days' prior notice to Tenant, Landlord may stop procuring insurance under this

                                                                     LOT B

Paragraph 9.4, in which case Tenant shall be responsible for maintaining insurance in accordance with the requirements of this Article IX.

                                     ARTICLE X

                              LIMITATION ON LANDLORD'S
                              LIABILITY AND INDEMNITY

     10.1. Limitation on Landlord's Liability. Except for loss proximately caused by Landlord or Landlord's agents', employees', or contractors' negligence or willful misconduct, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to exercise any other rights or remedies, for any injury to Tenant, its agents, employees, contractors or invitees, or any other person or entity claiming, by, through, or under Tenant for damage to Tenant's property or loss to Tenant's business resulting from any cause, including, without limitation, any (i) failure or interruption of any HVAC or other utility system or service;
(ii) governmental regulation, including a rationing or other control of utility services or use of the Leased Premises; or (iii) penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise.

     10.2. Indemnification of Landlord. Tenant shall not do or permit any act or thing on or about the Leased Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of Laws or of any legal requirement of any public authority or Private Restrictions but shall exercise such control over the Leased Premises as to fully protect Landlord against any such liability. Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, and any other person or entity claiming by, through or under Landlord, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments (including reasonable attorneys' fee) arising by reason of any death, bodily injury, personal injury or property damage (i) resulting from any cause or causes whatsoever (other than the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors to the extent of Landlord's liability under Paragraph 10.1) occurring in, on or about or resulting from an occurrence in, on or about the Leased Premises during the Lease Term, or (ii) resulting from the acts or omissions of Tenant, its agents, employees and contractors, (iii) resulting from any failure by Tenant to perform and observe its covenants and obligations under this Lease, or (iv) any other matter or thing arising from Tenant's occupancy or use of, or any action or omission of, Tenant, its employees, agents, contractors, invitees or visitors on, about, adjacent to, or relating to activities at, or the use of the Leased Premises. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

                                                                     LOT B

                                     ARTICLE XI

                             DAMAGE TO LEASED PREMISES

     11.1. Duty To Restore. If the Leased Premises are damaged by any casualty after the Commencement Date, Tenant shall restore fully the Leased Premises to substantially the same condition that existed prior to such casualty. All insurance proceeds shall be promptly made available to Tenant for the payment of the repairs and restoration of such damage or casualty; provided that such proceeds may be made available to Tenant subject to reasonable conditions and customary construction loan disbursement procedures, including provision by Tenant of an independent architect's certification of the cost of such repair or restoration, together with plans and specifications therefor and shall be deemed made available for such repair or restoration if they are made available through and are disbursed under such reasonable conditions and customary construction loan disbursement procedures.

     In the event of damage to or destruction of the Leased Premises which results in Tenant's loss of use of the Leased Premises, or a portion thereof, and the cost of repair and replacement is less than one million dollars ($1,000,000), as shall be established by Tenant to Landlord by written notice accompanied by an independent architect's certification of cost, then if insurance proceeds are not made available to Tenant for repair and restoration within thirty (30) days from the date that any such proceeds shall have been made available to Landlord or a Lender, and providing Tenant is not in default under the Lease, Tenant may abate Base Annual Rent in the same proportion as the rentable square footage rendered unusable by such damage or destruction bears to the total rentable square footage of the Leased Premises; provided that Tenant shall not be entitled to such Base Annual Rent abatement until ten (10) business days following written notice by Tenant to Landlord and any Lender identified as a named insured under the policy or policies of insurance on the Leased Premises that such proceeds have not been made available to Tenant within such thirty
(30) day period and, following such notice, such proceeds are not made available to Tenant within such ten (10) day period. Base Annual Rent abatement shall continue until all such insurance proceeds are made available to Tenant.

     In the event of damage to or destruction of the Leased Premises which results in Tenant's loss of use of the Leased Premises, or a portion thereof, and the cost of repair and replacement is more than one million dollars ($1,000,000), as shall be established by Tenant to Landlord by written notice accompanied by an architect's certification of cost, then if insurance proceeds are not made available to Tenant for repair and restoration within thirty (30) days from the date that any such proceeds shall have been made available to Landlord or a Lender, and providing Tenant is not in default under the Lease, Tenant may terminate this Lease; provided that Tenant shall not be entitled to terminate this Lease until ten (10) business days following written notice by Tenant to Landlord and any Lender identified as a named insured under the policy or policies of insurance on the Leased Premises that such

                                                                     LOT B


proceeds have not been made available to Tenant within such thirty (30) day period and, following such notice, such proceeds are not made available to Tenant within such ten (10) day period.

     Unless Tenant is in default under this Lease or its not complying with Tenant's obligations under Article IX, Tenant shall not be obligated to expend any amount in excess of the amount of insurance deductibles plus insurance proceeds made available for such restoration. Upon the issuance of all necessary governmental permits, Tenant shall commence and diligently prosecute to completion the restoration of the Leased Premises, to the extent then allowed by Laws, to substantially the same condition as that existing immediately prior to such damage or destruction.

     11.2. No Termination or Rent Abatement. Damage to, or destruction of all or any portion of the Leased Premises by fire or by any other cause shall not, except as provided in Paragraph 11.1, give Tenant the right to terminate this Lease nor entitle Tenant to surrender the Leased Premises, nor in any way affect Tenant's obligation to pay the Base Annual Rent or Additional Rent, and, except under certain specified, limited circumstances referred to in Paragraph 3.3, there shall be no abatement, diminution or reduction of Base Annual Rent or Additional Rent payable under this Lease for any cause whatsoever.


                                    ARTICLE XII

                                    CONDEMNATION

     12.1. Total Condemnation. If all or Substantially All of the Leased Premises are taken by Condemnation, this Lease shall terminate on the Date of Taking.

     12.2. Partial Condemnation. If Less than Substantially All of the Leased Premises is taken by Condemnation, this Lease shall terminate as to the portion taken and otherwise remain in full force and effect, except that the amount of Base Annual Rent due hereunder, from time to time, shall be reduced, from and after the Date of Taking in the same proportion as the Award bears to the Fair Market Value of the Leased Premises (including the real estate subject to the Condemnation) on the Date of Taking (the "Paragraph 12.2 Value") as determined by the condemning authority (the "Condemnor") and subject to a final Award and final Paragraph 12.2 Value (after the exhaustion of all appeals if so desired by Landlord or Tenant). Landlord shall have no obligation to restore the Leased Premises, or otherwise compensate Tenant (except through such Base Annual Rent reduction), in the event of such partial Condemnation, provided that, to the extent it can be determined or established that a portion of the Award represents damages for repair and reconstruction of the remaining portion of the Leased Premises following such Condemnation received by Landlord for such Condemnation, Landlord shall promptly make available to Tenant such

                                                                     LOT B


portion of the Award for use by Tenant in repairing or restoring the Leased Premises. Any portion of an Award shall be deemed made available for such repair and restoration if it is made available through and disbursed under reasonable disbursement conditions and customary construction loan disbursement procedures. If the Condemnor does not establish the Paragraph 12.2 Value, the Paragraph 12.2 Value shall be determined by agreement between Landlord and Tenant on or before thirty (30) days before the Date of Taking using, to the extent possible, the same basis and assumptions as Condemnor used in the calculation of the Award. In the absence of such agreement as to Paragraph 12.2 Value, it shall be determined as follows:

          (a) Each party shall appoint an Appraiser (hereinafter defined) within ten (10) days after notice of failure to agree given by one party to the other, and shall advise the other party of such appointment. On the failure of either party so to appoint an Appraiser, and to advise the other party of such appointment, the person who has been appointed as Appraiser may appoint a second Appraiser to represent the party in default.

          (b) The two (2) Appraisers appointed in either manner shall then proceed to establish the Paragraph 12.2 Value using, to the extent possible, the same basis and assumptions as the Condemnor used in the calculation of the Award. In the event of their inability to agree upon the Paragraph 12.2 Value within thirty (30) days after their appointment, then they shall appoint a third Appraiser, provided however, that if the difference between the amounts respectively determined by the two (2) Appraisers is not greater than an amount equal to ten percent (10%) of the higher of the two (2) amounts so determined, then the Paragraph 12.2 Value shall be the mean of such two amounts, and it shall not be necessary to appoint a third (3rd) Appraiser. In the event that a third (3rd) Appraiser is not appointed within fifteen (15) days after the expiration of the thirty (30) day period referenced to in the first sentence of this Subparagraph 12.2(b), then, in such event, the chief executive officer of the Philadelphia Chapter of the American Institute of the Appraisers shall appoint the third Appraiser.

          (c) In the event a third Appraiser is appointed, such Appraiser's determination of Paragraph 12.2 Value shall be final so long as it is within the limits of the appraisals established by the Appraisers appointed by the parties pursuant to Subparagraph 12.2(a) above. If the third Appraiser's appraisal is not within such limits, the determination of Paragraph 12.2 Value made by an Appraiser appointed pursuant to Subparagraph 12.2(a) above which is the closest to that of the third Appraiser shall control.

          (d) As used in this Lease, "Appraiser" shall mean an independent M.A.I. appraiser who has at least ten (10) years, experience in appraising commercial real estate in the Philadelphia, Pennsylvania area. Neither party shall be precluded from appointing an independent Appraiser whom such party had previously employed as an independent

                                                                     LOT B

Appraiser; except that the third Appraiser, if appointed, may not have been previously employed by either party.

          (e) Landlord and Tenant shall divide equally the charges of Appraisers selected under this Paragraph 12.2.

     12.3. Temporary Taking. If all or Substantially All of the Leased Premises is temporarily taken by Condemnation for a period which either exceeds one (1) year or which extends beyond the expiration of the Leased Term, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the Condemnor.

     12.4. Division of Condemnation Awards. Any Awards made as a result of any Condemnation of the Leased Premises shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such Award; provided, however, that Tenant shall be entitled to receive any Award that is made expressly (i) for the taking of Trade Fixtures, (ii) for the interruption of Tenant's business or its moving costs, (iii) for any temporary taking where this Lease is not terminated as a result of such taking and/or (iv) as provided in Paragraph 12.2 regarding damages for repair and reconstruction of the remaining portion of the Leased Premises following such Condemnation. the rights of Landlord and Tenant regarding any Condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of any Laws allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Leased Premises.

     12.5. Other Condemnation Provisions. If this Lease is not terminated pursuant to Article XII, Tenant shall repair any damage caused by such condemnation so as to restore the remaining portion of the Leased Premises as nearly as practicable to the condition thereof immediately prior to such Condemnation to the extent that Tenant receives an Award resulting from the Condemnation sufficient to make such repair and restoration.


                                    ARTICLE XIII

                                DEFAULT AND REMEDIES

     13.1. Events of Default. Tenant shall be in default of its obligations under this Lease if any of the following events shall occur:

          (a) Tenant shall have failed to pay Base Annual Rent or Additional Rent on the dates due under this Lease; provided that (i) Landlord shall give Tenant notice of such failure and fifteen (15) days to cure such failure and
(ii) following such fifteen (15) day

                                                                     LOT B

period if Tenant shall still have failed to pay such Base Annual Rent or Additional Rent, Landlord shall give Tenant a second notice of such failure and an additional fifteen (15) days to cure such failure before Tenant shall be in default hereunder; or

          (b) Tenant shall have failed to perform (i) any term, covenant, or condition of this Lease except those requiring the payment of Base Annual Rent or Additional Rent or (ii) any term, covenant or condition of the Environmental Indemnity, and, in the case of either (i) or (ii) of this Subparagraph 13.1(b), Tenant shall have failed to cure such failure within thirty (30) days after written notice from Landlord specifying the nature of such breach; provided that if any such breach cannot reasonably be cured within such thirty (30) day period then Tenant shall have a reasonable period to cure such breach, so long as Tenant commences to cure the breach within such thirty (30) day period and thereafter diligently, in good faith and using reasonable efforts, pursues such cure to completion, except that Tenant shall not under any circumstances have more than thirty (30) days following such written notice to cure any monetary default under the Environmental Indemnity; or

          (c) Tenant shall have made a general assignment of its assets for the benefit of its creditors; or

          (d) Tenant shall have assigned its interest in this Lease in violation of the provisions contained in Article XIV, whether voluntarily or by operation of law; or

          (e) Tenant shall have permitted the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or substantially all of the property of Tenant and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

          (f) A court shall have made or entered any decree or order with respect to Tenant or Tenant shall have submitted to or sought a decree or order (or a petition or pleading shall have been filed in connection therewith) which:
(i) grants or constitutes (or seeks) an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed (or seeks such approval of) a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or statute of the United States or any state thereof; or (iii) otherwise directs (or seeks) the winding up or liquidation of Tenant; and such petition, decree or order shall have continued in effect for a period of thirty (30) or more days.

          (g) So long as the Landlord under this Lease and under the Lease of even date herewith between Landlord and Tenant with respect to Lot A shown on the Subdivision Plan (the "Lot A Lease") are the same entity or person, Tenant under the Lot A Lease shall have defaulted under the Lot A Lease.

                                                                          LOT B

          (h) So long as the Landlord under this Lease and under the Lease of even date herewith between Landlord and Tenant with respect to Lot C shown on the Subdivision Plan (the "Lot C Lease") are the same entity or person, Tenant under the Lot C Lease shall have defaulted under the Lot C Lease.

     13.2. Landlord's Remedies. In the event of any default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Laws or otherwise provided in this Lease, or otherwise available to Landlord, to which Landlord may resort cumulatively, or in the alternative:

          (a) Landlord may, at Landlord's option, terminate this Lease, by written notice of termination specifying the date of termination of this Lease on which date this Lease shall terminate, and take and retain possession of the Leased Premises by any means legally available to Landlord, including summary dispossess proceedings. To the extent required by applicable Laws, Landlord shall attempt to relet all or any part of the Leased Premises in any manner, for any term, for such rent and upon terms reasonably satisfactory to Landlord, and if applicable Laws do not require Landlord to attempt to so relet, Landlord shall use commercially reasonable efforts, accepted in the industrial/commercial real estate industry in the suburban counties contiguous to Philadelphia, Pennsylvania, for real estate of the type and condition of the Leased Premises, to relet all or any part of the Leased Premises in any manner, for any term, for such rent and upon terms reasonably acceptable to Landlord. Landlord may make any repairs, changes, additions or alterations in or to the Leased Premises that may be necessary for such reletting, taking into account the character and then current use of the Leased Premises. If the Leased Premises are relet, Tenant shall be liable to Landlord for the Present Value (determined at the time of Landlord's demand) of the difference between the amount of Base Annual Rent, Additional Rent, and all other amounts payable hereunder and the net proceeds of any such reletting (net of all reasonable expenses, including without limitation, repairs or construction costs and leasing commissions relating to such reletting), and Tenant shall pay to Landlord the Present Value of such difference immediately upon demand by Landlord. Any termination under this Subparagraph 13.2(a) shall not relieve Tenant from the payment of any sums then due Landlord or from any claim against Tenant for damages or Rent accrued and then accruing. In no event shall any act or omission by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease, including, without limitation:

               (i) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

               (ii) Consent or refusal to consent to any assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

                                                                          LOT B

               (iii) Any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Leased Premises or any action taken to relet the Leased Premises or any portions thereof, for the account of Tenant and in the name of Tenant.

          (b) Landlord may, at Landlord's option, with or without terminating this Lease, take and retain possession of the Leased Premises by any means legally available to Landlord, including summary dispossess proceedings. If Landlord elects to terminate Tenant's right to possession only, without terminating this Lease, Landlord may, following taking possession of the Leased Premises in accordance herewith, remove Tenant's signs and other evidences of tenancy, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligations to pay Rent hereunder for the Lease Term or for any other of Tenant's obligations under this Lease. To the extent required by applicable Laws, Landlord shall attempt to relet all or any part of the Leased Premises in any manner, for any term, for such rent and upon terms reasonably satisfactory to Landlord, and if applicable Laws do not require Landlord to attempt to so relet, Landlord shall use commercially reasonable efforts, accepted in the industrial/commercial real estate industry in the suburban counties contiguous to Philadelphia, Pennsylvania, for real estate of the type and condition of the Leased Premises, to relet all or any part of the Leased Premises in any manner, for any term, for such rent and upon terms reasonably acceptable to Landlord. Landlord may make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary for such reletting, taking into account the character and then current use of the Leased Premises. If Landlord is unable to relet the Leased Premises, Tenant will pay Landlord on demand all amounts due from Tenant to Landlord under this Lease for the remainder of the Lease Term. If the Leased Premises are relet, Tenant shall be liable to Landlord for the Present Value (determined at the time of Landlord's demand) of the difference between the amount of Base Annual Rent, Additional Rent, and all other amounts payable hereunder and the net proceeds of any such reletting (net of all reasonable expenses, including without limitation, repairs or construction costs and leasing commissions relating to such reletting), and Tenant shall pay to Landlord the Present Value of such difference immediately upon demand by Landlord.

          (c) Landlord may, at Landlord's election, keep this Lease in effect and enforce all of its rights and remedies under this Lease, including
(i) the right to recover the Base Annual Rent and Additional Rent and other sums as they become due by appropriate legal action, and (ii) the right to invoke the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease.

          (d) If Tenant is in default under this Lease and abandons or vacates the Leased Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to

                                                                          LOT B

mitigate the adverse effect of such breach, including, without limitation, those described by Subparagraphs 13.2(a)(i), (ii) and (iii), shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the recovery of Rent as it becomes due and payable under this Lease.

          (e) If Landlord terminates this Lease, Landlord, in addition to all other rights and remedies available to Landlord in the event of Tenant's default, but subject to the provisions of the second sentence of Subparagraph 13.2(a), shall be entitled, at Landlord's election, to damages as provided under applicable Laws or as set forth in Subparagraph 13.2(e)(i) and (ii). For purposes of computing such damages (i) an interest rate of Prime plus six percent (6%) per annum, but in no event less than thirteen and one half percent (13.5%) per annum, shall be used where permitted, and (ii) Rent due under this Lease shall include Base Annual Rent, Additional Rent and all other amounts payable by Tenant under this Lease, prorated on a monthly basis where necessary to compute such damages. Such damages shall include, without limitation:

               (i) The worth of the amount by which the Rent for the balance of the Lease Term after the time of termination exceeds the fair rental value of the Leased Premises for the balance of the Lease Term as reasonably estimated solely by Landlord, such worth shall be the Present Value of the amount determined pursuant to the preceding clause, computed by discounting such amount at Thirty-day LIBOR at the time of judgment; and

               (ii) Any other amount necessary to compensate Landlord for all detriment caused by Tenant's failure to perform Tenant's obligations under this Lease or for expenses incurred by Landlord in performing Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following:
(a) expenses for cleaning, repairing or restoring the Leased Premises; (b) expenses for repairing the Leased Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (c) broker's fees, advertising costs and other expenses of reletting the Leased Premises; (d) costs of carrying the Leased Premises, such as taxes, insurance premiums, utilities and security precautions; (e) expenses in retaking possession of the Leased Premises; (f) attorneys' fees and court costs incurred by Landlord in retaking possession of the Leased Premises and in reletting the Leased Premises; and (g) the portion of any brokerage commission paid by Landlord in procuring this Lease attributable to the remaining balance of the Lease Term.

          (f) Subject to Landlord's compliance with the requirements of the Trust Agreement, Landlord may, at Landlord's option, exercise Landlord's rights and remedies under the Trust Agreement.

                                                                          LOT B

          (g) Landlord may exercise any other legal or equitable right or remedy which Landlord may have.

          (h) Nothing in this Paragraph shall limit Landlord's rights to indemnification from Tenant as provided in this Lease.

     13.3. Landlord's Right to Cure. All covenants and agreements to be kept or performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent (except to the extent referred to in Paragraph 3.3 of this Lease). If Tenant shall fail to pay any sum of money required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder following any notice and cure period required under Subparagraph 13.1(a) or 13.1(b) (whether such payment or performance is due to or in favor of Landlord or any third party), Landlord may, but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided (including but not limited to Tenant's obligations pursuant to Paragraphs 4.2, 6.1 and 6.2 hereof). All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate of Prime plus six percent (6%) per annum, but in no event less than thirteen and one half percent (13.5%) per annum, from the date of such payment by Landlord, shall be paid to Landlord forthwith on demand, as Additional Rent, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies (including, but not limited to, Landlord's remedies under Paragraph 13.2 hereof) in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

     13.4. CONFESSION OF JUDGMENT IN EJECTMENT. AFTER AT LEAST TEN (10) DAYS' PRIOR WRITTEN NOTICE FROM LANDLORD OF LANDLORD'S INTENTION TO CONFESS JUDGMENT IN EJECTMENT, INCLUDING COPIES OF PLEADINGS TO BE FILED IN ANY SUCH EJECTMENT ACTION, TENANT, FULLY COMPREHENDING THE RELINQUISHMENT OF CERTAIN RIGHTS INCLUDING, WITHOUT LIMITATION, RIGHTS OF PREJUDGMENT NOTICE AND HEARING AND POST-JUDGMENT NOTICE AND HEARING BEFORE EXECUTION, AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES, TO APPEAR FOR TENANT, AND FOR ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH TENANT, AND CONFESS JUDGMENT IN EJECTMENT FORTHWITH AGAINST TENANT AND SUCH OTHER PERSON AND IN FAVOR OF LANDLORD, ITS SUCCESSORS AND ASSIGNS, FOR POSSESSION OF THE LEASED PREMISES, TOGETHER WITH HEREDITAMENTS AND APPURTENANCES AND ALL FIXTURES AND EQUIPMENT INSTALLED THEREIN, WITH RELEASE OF ALL ERRORS, WAIVER OF STAY OF EXECUTION, AND WAIVER OF EXEMPTION BY

                                                                          LOT B

TENANT. NO SINGLE EXERCISE OF THE FOREGOING WARRANTS AND POWERS OF ATTORNEY SHALL HAVE BEEN DEEMED TO EXHAUST SUCH WARRANTS AND POWERS, WHETHER OR NOT SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BY THE WARRANTS AND POWERS SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS LANDLORD, OR ITS SUCCESSORS AND ASSIGNS SHALL ELECT UPON THE OCCURRENCE OF A DEFAULT UNDER THIS LEASE. TENANT CONFIRMS THAT THIS IS A COMMERCIAL LEASE, THAT TENANT WAS REPRESENTED BY COUNSEL IN TENANT'S NEGOTIATION AND EXECUTION OF THIS LEASE, AND THAT TENANT FREELY AND VOLUNTARILY EXECUTED THIS LEASE WITH THIS PARAGRAPH 13.4 AS A PART THEREOF.

     13.5.     Waiver.

          (a) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or equity. The failure of Landlord to insist upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. The receipt by Landlord of any Rent, with knowledge of the breach, shall not constitute a waiver or cure of such breach or prevent Landlord from exercising any of its rights or remedies hereunder on account of Tenant's breach. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed by law. If on account of any breach or default by Tenant under the terms of this Lease, Landlord consults or employs an attorney or attorneys concerning Tenant's possible default under this Lease or to enforce or defend any of the Landlord's rights or remedies under this Lease, Tenant agrees to pay, on demand, as Rent, all reasonable attorneys, fees and costs so incurred.

          (b) Tenant hereby waives any notice of termination or intention to reenter provided for in any statute, or of the institution of legal proceedings for that purpose, and in addition waives any right of redemption or reentry or repossession, or to restore the operation of this Lease if it is terminated or if Tenant is dispossessed by any judgment or by warrant of any court or judge in the cases of reentry or repossession by Landlord, or in the case of expiration of the Lease Term. Tenant, in addition, waives any and all benefits of any and all laws now or hereafter in force or effect exempting property of Tenant from liability for rent or for debt. Tenant also expressly waives:

                                                                          LOT B

               (i) The benefit of all Laws, now or hereafter in force, exempting any goods on the Leased Premises, or elsewhere, from levy or sale in any legal proceedings taken by Landlord to enforce any rights under this Lease;

               (ii) The right to delay execution on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this Lease and any right to have the same appraised;

               (iii) Any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise; and

               (iv) The right, if any, to three months notice and/or fifteen
(15) or thirty (30) days' notice under the Landlord and Tenant Act of 1951, as amended.

          (c) (i) At the sole option of Landlord to be exercised only by written notice to Tenant at any time and from time to time, Landlord may elect to eliminate from this Lease, permanently or temporarily, Subparagraph 13.1(g) or Subparagraph 13.1(h), or both of them.

               (ii) At the sole option of Landlord to be exercised only by written notice to Tenant at any time and from time to time, Landlord may elect to eliminate from this Lease, permanently or temporarily, Subparagraph 13.2(f) and all other references to the Trust Agreement.

     13.6. Late Charge. In the event any amount of Base Annual Rent or Additional Rent shall remain unpaid for five (5) calendar days after such amount becomes due, Tenant shall pay Landlord, without notice or demand, a late charge equal to two percent (2%) of such overdue amount to partially compensate Landlord for its administrative costs in connection with such overdue payment; which administrative costs Tenant expressly acknowledges are reasonable and do not constitute a penalty.

     13.7.     Bankruptcy or Insolvency.

          (a) In the event that Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code (hereinafter defined), and the Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of Subparagraph 13.7(b) and Subparagraph 13.7(d) are satisfied. If such Trustee shall fail to elect or assume this Lease within sixty (60) days after the filing of the petition or such later date as shall be approved by the Bankruptcy Court, not to exceed ninety (90) days, this Lease shall be deemed to have been rejected.

                                                                          LOT B

Landlord shall be thereupon immediately entitled to possession of the Leased Premises without further obligation to Tenant or Trustee, and this Lease shall be cancelled, but Landlord's right to be compensated for damages in such liquidation proceeding shall survive.

          (b) In the event that a petition for reorganization or adjudgment of debts is filed concerning Tenant under Chapters 11 or 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor-In-Possession, must elect to assume this Lease within sixty (60) days from the date of the filing of the petition under Chapters 11 or 13 or such later date as shall be approved by the Bankruptcy Court, not to exceed ninety
(90) days, or the Trustee or Debtor-In-Possession shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-In-Possession to assume this Lease whether under Chapter 7, 11, or 13, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceeding of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

               (i) The Trustee or the Debtor-In-Possession has cured, or has provided Landlord adequate assurance (as defined in Subparagraph 13.7(b)(v) below) that:

                    (A) Within ten (10) days from the date of such assumption the Trustee or Debtor in Possession will cure all monetary defaults under this Lease; and

                    (B) Within thirty (30) days from the date of such assumption the Trustee or Debtor in Possession will cure all non-monetary defaults under this Lease.

               (ii) The Trustee or the Debtor-In-Possession has compensated, or has provided to Landlord adequate assurance (as defined below) that, within ten (10) days from the date of assumption, Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, the Trustee, or the Debtor-In-Possession as recited in Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-In-Possession.

               (iii) The Trustee or the Debtor-In-Possession has provided Landlord with adequate assurance of the future performance of each of Tenant's, Trustee's or Debtor-In-Possession obligations under this Lease; provided, however, that:

                    (A) If not otherwise deposited with Landlord, the Trustee or Debtor-In-Possession shall also deposit with Landlord, as security for the timely payment of Rent, an amount at least equal to a quarterly installment of Base Annual Rent (as well as the payments described in Subparagraph 13.7(b)(iii)(C) below) and other monetary charges accruing under this Lease;

                                                                          LOT B



                    (B) If not otherwise required by the terms of this Lease, the Trustee or Debtor-In-Possession shall also pay in advance on the date Base Annual Rent is payable one quarter (1/4) of Tenant's annual obligations under this Lease for Real Property Taxes, insurance and similar charges;

                    (C) From and after the date of the assumption of this Lease, the Trustee or Debtor-In-Possession shall pay all Base Annual Rent, Additional Rent, and other amounts payable by Tenant as they become due under this Lease; and

                    (D) The obligations imposed upon the Trustee or Debtor-In-Possession shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

               (iv) The assumption of the Lease will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Leased Premises.

               (v) For purposes of this Subparagraph 13.7(b), Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum adequate assurance, shall mean:

                         (1)  The Trustee or the Debtor-In-Possession has and
will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-In-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Leased Premises properly staffed with sufficient employees to conduct a fully-operational, active business on the Leased Premises; and

                         (2)  If defaults referred to in Paragraph
13.7(b)(i)(a)(B) above are not cured within the time periods set forth therein, the Bankruptcy Court shall have entered an order segregating sufficient cash payable to Landlord or the Trustee or Debtor-In-Possession shall have granted a valid and perfected first lien and security interest or mortgage in property of Tenant, Trustee or Debtor-In-Possession, or a combination of such cash, perfected first liens, security interests or mortgages, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-In-Possession to cure the monetary and/or non-monetary defaults under this Lease.

          (c) In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-In-Possession under the provisions of Subparagraph 13.7(b) hereof and thereafter Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapters 11 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant

                                                             LOT B

hereunder, by giving Tenant written notice of its election to so terminate, by no later than thirty (30) days after the occurrence of either of such events.

          (d) If the Trustee or Debtor-In-Possession has assumed this Lease pursuant to the terms and provisions of Subparagraph 13.7(a) or (b) herein, for the purpose of assigning (or elects to assign) Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. For purposes of this Subparagraph 13.7(d), Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum adequate assurance of future performance' shall mean that each of the following conditions have been satisfied, and Landlord has not acknowledged in writing:

               (i) The assignee has submitted a current financial statement audited by an independent certified public accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant's obligations under this Lease;

               (ii) The assignee, if requested by Landlord, shall have obtained guarantees in form and substance reasonably satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness; and

               (iii) Landlord has obtain all consents or waivers from any third party required under any lease, mortgage, financial arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

          (e) When, pursuant to the Bankruptcy Code, the Trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Leased Premises or any portion thereof, such charges shall not be less than the Base Annual Rent, Additional Rent and other amounts payable by Tenant under this Lease.

          (f) Neither Tenant's interest in this Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord's consent of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

                                                                          LOT B

          (g) As used in this Article XIII, 'Bankruptcy Code" shall mean the Bankruptcy Code of the United States of America, as amended from time to time. Capitalized terms used in this Article XIII and not defined elsewhere in this Lease shall have the meanings given to such terms in the Bankruptcy Code. If the Bankruptcy Code imposes shorter periods of time on actions or decisions by Tenant, Trustees or Debtors-In-Possession than are imposed by this Article XIII or imposes more stringent requirements on Tenant, Trustees, or Debtors-In-Possession than are imposed by this Article XIII, such shorter periods of time and more stringent requirements shall be applicable under this Article XIII. Nothing in this Subparagraph 13.7 shall limit Landlord's rights and remedies otherwise set forth in this Lease.

                                    ARTICLE XIV

                             ASSIGNMENT AND SUBLETTING

     14.1. Assignment and Subletting By Tenant. The following provisions shall apply to any assignment or subletting by Tenant:

          (a) Tenant shall not assign or encumber its interest in this Lease, whether voluntarily or by operation of law without Landlord's prior written consent. Any attempted assignment or encumbrance without Landlord's prior written consent shall be voidable and, at Landlord's election, shall constitute a default by Tenant hereunder. Tenant shall have the right to sublease the Leased Premises, or any portion thereof, without Landlord's consent and shall provide Landlord notice of the identity of a sublessee following any such subletting.

          (b) Tenant agrees to reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any assignment, transfer, change of ownership or hypothecation of the Leased Premises or Tenant's interest in this Lease. No assignment, subletting, transfer, change of ownership or hypothecation shall be effective until (i) Tenant shall have paid such costs and fees (except as to subletting); (ii) each such assignee or transferee (excluding a subtenant) shall have agreed in writing for the benefit of Landlord to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant, and (iii) an executed copy of such sublease, assignment, encumbrance, or other agreement of transfer shall have been delivered to Landlord.

          (c) Consent by Landlord to one or more assignments or encumbrances of this Lease shall not be deemed to be a consent to any subsequent assignment or encumbrance.

          (d) No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment.

          (e) Subject to Subparagraph 14.1(a) above, if Tenant is a corporation, any dissolution or sale of all or substantially all of its assets, merger, consolidation or other reorganization of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. Notwithstanding the foregoing provisions of this Subparagraph 14.1(e) to the contrary and subject to Tenant's compliance with the other provisions of this Article XIV, and to the condition that Tenant is not in default under this Lease at the time of such events, without it being deemed an assignment or encumbrance hereunder requiring Landlord's consent, (i) Tenant shall be permitted to effect a corporate merger, consolidation or reorganization, provided, however, that Unisys Corporation remains the Tenant under this Lease or (ii) if Unisys Corporation would not continue to be the Tenant by operation of law, any such merger, consolidation or reorganization is effected in accordance with applicable statutory provisions for merger, consolidation or reorganization of corporations, which provide that the liabilities of the corporation participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation.

     14.2. Assignment By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Leased Premises and this Lease at any time and to any person or entity. In the event of any conveyance of the Leased Premises and assignment by Landlord of this Lease to another, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer,
(i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such obligations of the Landlord hereunder and such transferee is not substantially less solvent than Landlord. In the event the Landlord's interest in the Leased Premises is transferred to multiple transferees, such transferees shall designate, by a written notice to Tenant delivered upon such transfer, the name and address of a single person to whom all Rent and notices to be paid or given by Tenant hereunder shall be addressed and who shall be the sole authorized party to give notices to Tenant hereunder; Tenant's payment of Rent to such designated person shall satisfy Tenant's obligation to pay Rent to Landlord; Tenant's delivery of notices to such designated person shall constitute notice to Landlord and Tenant may rely upon notices from such designated person as being

                                                                          LOT B

notice from Landlord. After the date of such transfer, the term Landlord as used herein shall mean the transferee of such interest in the Leased Premises.

                                     ARTICLE XV

                                    TERMINATION

     15.1.     Surrender of the Leased Premises.

          (a) Immediately prior to the expiration of the Lease Term, or upon the earlier termination of this Lease, Tenant shall remove all Trade Fixtures (except surveillance cameras exterior to the buildings which shall remain with the Leased Premises) and repair any damage caused by such removal and vacate and surrender the Leased Premises to Landlord in the condition required by the terms of this Lease. Without limiting the generality of the foregoing, Tenant shall surrender the Leased Premises (normal wear and tear excepted), in broom clean condition, with all interior walls cleaned, all trash, waste, and debris removed, all carpets cleaned, all HVAC equipment within the Leased Premises in operating order and in good repair, and all floors cleaned, all to the reasonable satisfaction of Landlord. In the event there has been an event of damage or destruction governed by Article XI, or Condemnation affecting the Leased Premises, and Tenant has been complying with its obligations to repair and restore pursuant to Articles XI and XII thereof and is not otherwise in default under this Lease, Tenant may surrender the Leased Premises to Landlord without completion of such repair or restoration, and shall have no further obligations with respect thereto provided that Tenant, upon the termination of the Lease Term, relinquishes any rights to and assigns to Landlord all of Tenant's interest, if any, in insurance proceeds and pays to Landlord the amount of any insurance deductible to the extent such deductible amount has not already been expended on such repair or restoration, or any portion of an Award to which it is otherwise entitled under Article XII to the extent that it has not already been expended on such repairs or restoration. If Landlord so requests, Tenant shall, at its sole cost and prior to the expiration or earlier termination of this Lease, remove any Leasehold Improvements not constructed or installed in compliance with Paragraph 5.1 or Paragraph 6.2 and repair all damage caused by such removal. If the Leased Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition, plus interest, from the date of demand for payment of such costs to the date paid, on all costs incurred at the rate of Prime plus six percent (6%) per annum, but in no event less than thirteen and one half percent (13.5%) per annum. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

                                                                          LOT B

          (b) Upon expiration or earlier termination of the Lease Term, Tenant shall (i) remove so much or all of the raised flooring and cabling, except that portion installed over depressed slab, and so much or all of the UPS system and Halon systems, as may be requested by Landlord; (ii) deliver to Landlord the following documents or records - all computer CAD plans, building plans and specifications and repair and maintenance files; and (iii) have roof repatched and warranted by a professional roofer acceptable to Landlord in all areas where the roof is violated or otherwise affected by the removal of Tenant's property from any roof. Tenant shall clean such area after removal. All such removal and cleaning shall be at Tenant's sole cost and expense.

     15.2. Holding Over. Unless earlier terminated in accordance with this Lease or duly extended in accordance with this Lease, this Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after termination of this Lease shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Leased Premises. Any holding over after such expiration with the consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that the monthly rent shall equal one twelfth (1/12) of the higher of one hundred fifty percent (150%) of the Base Annual Rent in effect during the last month prior to such termination or the then current Fair Market Rent. The current Fair Market Rent shall be determined by agreement between Landlord and Tenant within thirty (30) days following the expiration of the Lease Term. In the absence of such agreement as to the Fair Market Rent, it shall be determined as follows:

          (a) Each party shall appoint an Appraiser within fifteen (15) days after notice of failure to agree given by one party to the other, and shall advise the other party of such appointment. On the failure of either party so to appoint an Appraiser, and to advise the other party of such appointment, the person who has been appointed as Appraiser may appoint a second Appraiser to represent the party in default.

          (b) The two (2) Appraisers appointed in either manner shall then proceed to establish the Base Annual Rent for each month of the hold over period. In the event of their inability to agree upon the Base Annual Rent for each month of the hold over period within thirty (30) days after their appointment, then Landlord shall appoint a third Appraiser, provided however, that if the difference between the amounts respectively determined by the two
(2) Appraisers is not greater than an amount equal to ten percent (10%) of the higher of the two (2) amounts so determined, then the Base Annual Rent for each month of the hold over period in question shall be the mean of such two amounts, and it shall not be necessary to appoint a third (3rd Appraiser). In the event that Landlord fails to appoint a third (3rd) Appraiser within fifteen (15) days, then, in such event, the two Appraisers appointed by the parties pursuant to 15.2(a) above shall, by agreement, appoint the third Appraiser.

                                                                          LOT B

          (c) In the event a third Appraiser is appointed, such Appraiser's determination of Base Annual Rent for each month of the hold over period shall be final so long as it is within the limits of the appraisals established by the Appraisers appointed by the parties pursuant to 15.2(a) above. If the third Appraiser's appraisal is not within such limits, the determination of Base Annual Rent made by an Appraiser appointed pursuant to 15.2(a) above which is the closest to that of the third Appraiser shall control.

          (d) Landlord and Tenant shall divide equally the charges imposed by Appraisers selected under this Paragraph 15.2.

                                    ARTICLE XVI

                               INTENTIONALLY OMITTED


                                    ARTICLE XVII

                                 GENERAL PROVISIONS

     17.1.     Financial Information.  Tenant shall furnish to Landlord:

          (a) As soon as available and in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year of Tenant, copies of a consolidated balance sheet of Tenant and its consolidated subsidiaries as of the last day of such quarterly accounting period, and copies of the related consolidated statements of income and of changes in shareholders' equity and in financial position of Tenant and its consolidated subsidiaries for such quarterly accounting period and for the elapsed portion of the current fiscal year ended with the last day of such quarterly fiscal year ended with the last day of such quarterly accounting period, all in reasonable detail and with appropriate notes, if any, and stating in comparative form the figures for the corresponding dates and periods in the previous fiscal year, all prepared in accordance with the generally accepted accounting practice consistently applied, certified as complete and correct in all material respects by the chief financial officer of Tenant (subject to year-end audit adjustments), and otherwise in form satisfactory to Landlord;

          (b) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Tenant, copies of a consolidated balance sheet of Tenant and its consolidated subsidiaries as of the end of such fiscal year, and copies of the related consolidated statements of income and of changes in shareholders' equity and in financial position of Tenant and its consolidated subsidiaries for such fiscal year, all in reasonable detail and with appropriate notes, if any, and all prepared in accordance with generally

                                                                   LOT B

accepted accounting practice consistently applied and stating in comparative form the corresponding figures as of the end of and for the previous fiscal year, and accompanied by an opinion or report thereon, in scope and substance satisfactory to Landlord, by Ernst Young & Company or such other firm of independent certified public accountants of recognized standing in the financial community as may be selected by Tenant and reasonably acceptable to Landlord and otherwise in a form satisfactory to Landlord;

          (c) Notwithstanding the requirements set forth in Paragraphs 17.1(a), 17.1(b) and 17.1(d), Tenant need not comply with such requirements if the stock of Tenant is traded on the New York Stock Exchange, or Tenant shall be required to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, but Tenant shall be required to deliver to Landlord all financial information and reports as are sent to Tenant's shareholders at the same time as such information or reports are sent to Tenant's shareholders.

          (d) Concurrently with each of the financial statements furnished pursuant to-Subparagraphs 17.1(a) or 17.1(b) above, a certificate signed by the chief financial officer of Tenant, to the effect that in the opinion of such officer, based upon a review made under his or her supervision, Tenant has performed and observed all of, and is not in default in the performance or observance of any of, its obligations under this Lease (or, if such be not the case, specifying all such defaults and failures, and the nature thereof, of which such officer may have knowledge and the action proposed to be taken in respect thereof);

          (e) Copies of all regular and periodic reports or other reports which Tenant shall make or be required to file with (i) the Securities and Exchange Commission or (ii) any other federal or state regulatory agency or with any municipal or other local body which relate to the Leased Premises.

     17.2. Landlord's Right to Enter. Tenant shall permit Landlord and its agents to enter the Leased Premises at all reasonable times, upon not less than one (1) business day's notice, for the purpose of (i) inspecting the same; (ii) posting notices of nonresponsibility; (iii) exhibiting the Leased Premises to prospective purchasers and/or lenders; (iv) exhibiting the Leased Premises to prospective tenants within twenty-four (24) months prior to the expiration of the Lease Term; (v) determining whether Tenant is performing all its obligations hereunder; (vi) discharging Tenant's obligation (including the obligations to repair and maintain the Leased Premises) when Tenant has failed to do so after written notice from Landlord and the expiration of applicable cure periods; and/or (vii) within twenty-four (24) months of the expiration of the Lease Term, placing upon the Leased premises ordinary "for leases signs at places where Tenant shall reasonably select. Tenant may elect to escort Landlord at all such times, and Landlord agrees to comply with Tenant's security requirements with respect to the Leased Premises. Landlord shall not use, copy or publish any of Tenant's confidential or proprietary information obtained by Landlord in any such

                                                                          LOT B

entry upon the Leased Premises, and Landlord shall maintain all such information in confidence.

     17.3.     Subordination.

          (a) Subject to Subparagraph 17.3(b), this Lease is subject and subordinate, in lien and operation, to any underlying leases, mortgages, other title exceptions or objections, which affect the Leased Premises and are of public record as of the Commencement Date, and to all renewals, modifications, consolidations, supplements, replacements and extensions thereof, and all advances made or to be made thereunder for the full amount of such advances and without regard for the time or character of such advances. This Lease is also subject and subordinate to any and all future mortgages affecting the Leased Premises which may hereafter be executed and placed of public record by Landlord after the Commencement Date, or any renewals, modifications, consolidations, supplements, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances. Without limitation on the foregoing provisions of this Section 17.3(a), this Lease is subject and subordinate to that certain Mortgage dated June 30, 1992 from Landlord to Blue Bell Funding, Inc., as mortgagee, now held by United States Trust Company of New York, as trustee, mortgagee, and this Lease has been assigned as collateral security by Landlord to United States Trust Company of New York, as trustee, mortgagee under such Mortgage. Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or any Lender as may be reasonably necessary or proper to assure the subordination of this Lease to any such mortgage provided that such documents and instruments shall not impose upon Tenant obligations other than those set forth in this Lease. However, if the lessor under any such lease or any Lender holding any such mortgage, shall advise Landlord that it desires or requires this Lease to be prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor or Lender deems necessary or desirable to make this Lease prior thereto in lien and operation.

          (b) Any automatic subordination of this Lease to any mortgage held by a Lender as provided in Subparagraph 17.3(a), shall be subject to and conditioned upon Landlord's obtaining from each Lender and delivering a copy thereof to Tenant an agreement (the "Nondisturbance and Subordination Agreement") providing that, even though this Lease is subordinate as set forth in Subparagraph 17.3(a), so long as Tenant is not in default under the terms of this Lease, insurance proceeds will be disbursed in accordance with Paragraph 11.1 hereof, notwithstanding anything in any such mortgage to the contrary, any action or proceeding to foreclose a mortgage held by such Lender will not result in the cancellation or termination of this Lease, and that in the event of the sale of the Leased Premises as the result of any action or proceeding to foreclosure any such mortgage, this Lease shall continue

                                                                    LOT B

in full force and effect as a direct lease between Tenant and the then owner of the Leased Premises upon all of the terms, covenants and conditions in this Lease. So long as the Nondisturbance and Subordination Agreement contains the Tenant protections provided in the immediately preceding sentence, the Nondisturbance and Subordination Agreement shall be in form and content reasonably acceptable to the applicable Lender and may contain, among other provisions, the following terms and conditions: Tenant's confirmation of the subordination of the Lease to the mortgage held by the Lender; the agreement by Tenant that neither the Lender nor any purchaser at any foreclosure sale shall be liable for any act or omission of Landlord under the Lease, or subject to any offsets or defenses which Tenant may have at any time against Landlord; providing that Lender shall not be bound by any Rent which Tenant may have paid to Landlord for more than the current quarterly rental payment period; providing that Lender shall not be bound by any amendment or modification of the Lease made without Lender's consent, and; providing that Tenant agrees that any Lender, or any other entity or person which becomes the purchaser at foreclosure sale shall be liable only for the performance of the obligations of the Landlord under the Lease which arise and accrue during the period of such Lender's, entities' or person's ownership of the Leased Premises.

     17.4. Tenant's Attornment. Tenant shall attorn (i) to any purchaser of the Leased Premises at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Leased Premises, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure, or (iii) to the lessor under any underlying ground lease in effect on the date hereof should such ground lease be terminated.

     17.5. Estoppel Certificates. At all times during the Lease Term, Tenant agrees, following any request by Landlord, to promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the Rent is paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of Landlord, stating the nature of such uncured defaults, and (iv) certifying such other information about the Lease as may be reasonably required by Landlord. Tenant's failure to deliver an estoppel certificate (or other response to Landlord's request therefor, if such certificate cannot practicably be given) within ten (10) business days after delivery of Landlord's request therefor (unless such request was not actually received by Tenant) shall be a conclusive admission by Tenant that, as of the date of the request for such statement, (i) this Lease is unmodified except as may be represented by Landlord in said request and is in full force and effect, (ii) there are no uncured defaults in Landlord's performance, and (iii) no Rent has been paid in advance.

     17.6.     Intentionally Omitted.

                                                                          LOT B

     17.7. Determination of Fair Market Rent for Extension Periods. The base Annual Rent for the first year of either the First Extension Period or the Second Extension Period shall be ninety percent (90%) of the annual Fair Market Rent for the Leased Premises for the first year of the applicable Extension Period, but not less than the amounts set forth on Exhibit B for the first year of the applicable Extension Period. If Landlord and Tenant cannot agree on such Fair Market Rent, the Fair Market Rent shall be determined in accordance with the following procedure:

          (a) Each party shall appoint an Appraiser within fifteen (15) days after notice of failure to agree given by one party to the other. and shall advise the other party of such appointment. On the failure of either party so to appoint an Appraiser, and to advise the other party of such appointment, the person who has been appointed as Appraiser may appoint a second Appraiser to represent the party in default.

          (b) The two (2) Appraisers appointed in either manner shall then proceed to establish the Base Annual Rent for the Extension Period in question based on the Fair Market Rent of the Leased Premises. In the event of their inability to agree upon the Base Annual Rent for the Extension Period in question within thirty (30) days after their appointment, then Landlord shall appoint a third Appraiser, provided however, that if the difference between the amounts respectively determined by the two (2) Appraisers is not greater than an amount equal to ten percent (10%) of the higher of the two (2) amounts so determined, then the Base Annual Rent for the Extension Period in question shall be the mean of such two amounts, and it shall not be necessary to appoint a third (3rd) Appraiser. In the event that Landlord fails to appoint a third (3rd) Appraiser within fifteen (15) days, then, in such event, the two Appraisers appointed by the parties pursuant to Subparagraph 17.1(a) above shall, by agreement, appoint the third Appraiser.

          (c) In the event a third Appraiser is appointed, such Appraiser's determination of Base Annual Rent for the Extension Period in question shall be final so long as it is within the limits of the appraisals established by the Appraisers appointed by the parties pursuant to Subparagraph 17.7(a) above. If the third Appraiser's appraisal is not within such limits, the determination of Base Annual Rent made by an Appraiser appointed pursuant to Subparagraph 17.7(a) above which is the closest to that of the third Appraiser shall control.

          (d) Landlord and Tenant shall divide equally the charges imposed by Appraisers selected under this Paragraph 17.7.

     17.8. Notices. All notices, approvals, consents, requests, and other communications required or permitted to be given under this Lease shall be in writing and shall be deemed

                                                                  LOT B

given when delivered personally, or when delivered by any nationally recognized next day delivery or courier service addressed to the party for which the item is intended as follows:

     To Tenant:         Unisys Corporation
                        Township Line and Union Meeting Roads
                        Blue Bell, PA  19424-0001
                        Attn:  Real Estate Department

     With a copy to:    Unisys Corporation
                        Township Line and Union Meeting Roads
                        Blue Bell, PA   19424-0001
                        Attn:  Office of the General Counsel

     To Landlord:       Blue Bell Investment Company, L.P.
                        c/o The Shidler Group
                        One Logan Square, Suite 1105
                        Philadelphia, PA  19103

     With a copy to:    F. Michael Wysocki, Esquire
                        Saul, Ewing, Remick & Saul
                        3800 Centre Square West
                        Philadelphia, PA  19102

     Landlord and Tenant shall each have the right from time to time, to specify as their proper addresses for purposes of notice under this Lease any other address upon the giving of due notice hereunder.

     17.9. Corporate Authority. Tenant represents and warrants that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with its charter and by-laws and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease, or of the general corporate authorization, which evidences the authority for the execution of this Lease.

     17.10. Brokerage Commissions. Tenant and Landlord each warrants to the other that it has not had any dealings with any real estate brokers or salesmen or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, and each agrees to indemnify the other for its breach of its warranty under this Paragraph 17.10.

                                                                          LOT B

     17.11. Entire Lease. This Lease, the Exhibits attached to this Lease (which by this reference are incorporated herein), the Environmental Indemnity and the Trust Agreement are the entire agreement between the parties respecting the subject matter covered by such documents. Tenant acknowledges that neither Landlord nor Landlord's agent(s) has made any representation or warranty as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law or (ii) the suitability of the Leased Premises for the conduct of Tenant's business or the condition of any Improvements. Tenant expressly waives all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any amendment hereto. No amendment to this Lease shall be binding unless in writing and signed by the parties hereto. Landlord and Tenant acknowledge that the First Lease is terminated as of the date of this Lease, except for any obligations of Tenant which by the terms of the First Lease survive the termination of the First Lease.

     17.12. Limited Liability of Landlord. The liability of Landlord with respect to this Lease shall be limited to and enforceable only out of Landlord's assets. No partners of Landlord shall have any liability hereunder.

     17.13. Governing Law. This Lease shall be governed by the laws of the Commonwealth of Pennsylvania.

     17.14. Quiet Enjoyment. Tenant, upon paying all Base Annual Rent, all Additional Rent, and all other amounts provided for in this Lease and not being in default under this Lease, shall peaceably and quietly have and enjoy the Leased Premises throughout the Lease Term without hindrance by Landlord or by anyone claiming by, through or under Landlord, subject, however, to the provisions, exceptions, reservations, and conditions of this Lease.

     17.15. Successors and Assigns. Subject to the provisions of this Agreement, this Lease shall be binding upon, and inure to the benefit of the permitted successors and assigns of Landlord and Tenant.

     17.16. Tenant's Obligations to Lenders. Any obligation of Tenant to comply with any requirement of a Lender is subject to Landlord's prior notification to Tenant of such Lender's identity and address.

                                                                          LOT B

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, as of the date first above written.

                              BLUE BELL INVESTMENT COMPANY, L.P.
                              by its sole General Partner,
                              Strategic Facility Investors, Inc.


Attest:_____________________  By:___________________________________
                                   Clay W. Hamlin, III
                                   President


                              UNISYS CORPORATION,
                              a Delaware corporation


Attest:_____________________  By:___________________________________
                                   Name:
                                   Title:

                                                                          LOT B


                        WAIVER OF PRIOR HEARING CERTIFICATION


          Tenant acknowledges that the above Lease authorizes and empowers Landlord, without any prior notice or a prior hearing, to cause the entry of judgments against the undersigned for possession of the Leased Premises and immediately thereafter, without prior notice or a prior hearing, to exercise post-judgment enforcement and execution remedies. Tenant acknowledges that Tenant has agreed to waive the Tenant's rights to prior notice and a hearing under the Constitution of the United States, the Constitution of the Commonwealth of Pennsylvania and all other applicable state and federal laws, in connection with Landlord's ability to cause the entry of judgments against the Tenant and immediately thereafter exercise Landlord's post-judgment enforcement and execution remedies (which may include, without limitation, removal of the Tenant from the Leased Premises by law enforcement officers). Tenant's counsel has reviewed the legal impact of this waiver with the Tenant and Tenant acknowledges that Tenant has freely waived such rights as an inducement to Landlord to enter into this Lease. The individual executing this Certification warrants that he or she is authorized to agree to such waiver on behalf of Tenant.

                                   TENANT:

                                   UNISYS CORPORATION, a Delaware corporation


Date:____________, 19____          By:_____________________________________

                                   Name:___________________________________

                                   Title:__________________________________

                                                                       LOT B

                                     EXHIBIT B

                                   RENT SCHEDULE

Annual Rent
-----------

The Base Annual Rent payable during the initial Lease Term shall be as follows:

For the period from the Commencement Date,
April 1, 1997 through June 30, 1997                                 $616,893.38

For the period from July 1, 1997 through June 30, 1998            $2,516,925.00

For the period from July 1, 1998 through June 30, 1999            $2,567,264.00

For the period from July 1, 1999 through June 30, 2000            $2,618,609.00

For the period from July 1, 2000 through June 30, 2001            $2,670,981.00

For the period from July 1, 2001 through June 30, 2002            $2,724,401.00

For the period from July 1, 2002 through June 30, 2003            $2,778,889.00

For the period from July 1, 2003 through June 30, 2004            $2,834,467.00

For the period from July 1, 2004 through June 30, 2005            $2,891,151.00

For the period from July 1, 2005 through June 30, 2006            $2,948,979.00

For the period from July 1, 2006 through June 30, 2007            $3,007,959.00

For the period from July 1, 2007 through June 30, 2008            $3,068,118.00

For the period from July 1, 2008 through June 30, 2009            $3,129,480.00

Annual Extension Rent
---------------------

The Base Annual Rent for the first year (July 1, 2009 through June 30, 2010) of the First Extension Period shall be ninety percent (90%) of Fair Market Rent, but not less than $3,096,353.00.

                                                                       LOT B


Beginning the first day of the second year of the First Extension Period and on each annual anniversary thereafter, the Base Annual Rent shall be increased by two percent (2%) per annum.

The Base Annual Rent for the first year July 1, 2015 through June 30, 2016 of the Second Extension Period shall be ninety percent (90%) of Fair Market Rent, but not less than $3,418,624.00.

Beginning the first day of the second year of the Second Extension Period and on each annual anniversary thereafter, the Base Annual Rent shall be increased by two percent (2%) per annum.

If Landlord and Tenant cannot mutually agree on the Fair Market Rent for the first year of the Leased Premises for either the First Extension Period or the Second Extension Period, the Fair Market Rent for the Leased Premises for the first year shall be determined in accordance with Paragraph 17.7 of the Lease to which this is an Exhibit.